Exhibit 10(m)

                        TERMINATION SETTLEMENT AGREEMENT

      AGREEMENT (the "Agreement"), dated as of October 19, 2000 (the "Termination Date"), by and between The Gillette Company (the "Company"), and Michael C. Hawley (the "Executive").

      WHEREAS, the Executive has been employed as Chief Executive Officer of the Company; and

      WHEREAS, by mutual agreement between the parties hereto, the Executive has resigned, effective as of the Termination Date, his positions as Chief Executive Officer of the Company, as a member of the board of directors of the Company and as an officer and director of any subsidiary or affiliate of the Company for which he was serving in such positions.

      NOW, THEREFORE, BE IT RESOLVED, that the Company and the Executive, in consideration of the covenants herein set forth, hereby agree as follows:

1. Resignation of Executive and Board Positions

      By mutual agreement with the Company, the Executive resigns, effective as of the Termination Date, from his positions as Chief Executive Officer of the Company and a member of the Board of Directors of the Company, and from all other positions the Executive may currently hold as an officer or member of the board of directors of any of the Company's subsidiaries or affiliates. The Executive shall sign and deliver to the Company such other documents as may be necessary to effect or reflect such resignations.


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2. Termination Settlement Payments, Benefits and Obligations

      (a) The Company will pay to the Executive his base salary through December 31, 2000.

      (b) In consideration of the Executive's agreement to comply with Sections 3, 5, 7 and 9 of this Agreement, and in lieu of and in satisfaction of any severance or other payments due under any severance programs maintained by the Company or any of its subsidiaries or affiliates (collectively, the "Company Entities"), or any individual agreement previously entered into with the Executive by any of the Company Entities, including without limitation the Change in Control Employment Agreement, dated as of December 16, 1999 by and between the Company and the Executive (the "Change in Control Employment Agreement"), the Company shall pay the Executive termination settlement pay in an aggregate amount of Eight Million Seven Hundred Thousand Dollars ($8,700,000), payable in monthly installments on or about the first day of each month over a twenty-four month period commencing on January 1, 2001 (the "Termination Settlement Period"). The monthly payment for each of the months of January, February and March 2001 will be $625,000 and the monthly payment for the remainder of the Termination Settlement Period will be $325,000. The Executive shall remain an employee of the Company during the Termination Settlement Period. The commencement of termination settlement payments shall be subject to the expiration of the Revocation Period (as defined in Section 9(c)) without exercise by the Executive of his right to revoke the ADEA Release. In the event of the death of the Executive before the expiration of the Termination Settlement Period, all remaining amounts shall be paid to the Executive's estate in the form of a lump sum payment.

      (c) During the Termination Settlement Period the Company will provide the Executive with office space, secretarial support, computer and telephone support, and a parking space commensurate with his status as a former Chief Executive Officer. The office provided


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Executive shall be a perimeter (windowed) office of no less than 300 square feet with furnishings and other appointments, and located on one of the upper floors of the Prudential Tower, and said parking space shall be in the Prudential Tower as well. The Company shall have the right to relocate Executive to comparable first class office and parking space in Downtown Boston/Back Bay provided the Company maintains full secretarial, computer and telephone support.

      (d) For a period of Five Years from the date of this Agreement the Company will continue to pay for the maintenance of the home security system currently in place at the Executive's residences.

      (e) During the Termination Settlement Period, the Executive will continue to participate in the Company's medical, dental, Employees' Savings. Supplemental Savings and Executive Life Insurance and Estate Preservation Programs. During the Termination Settlement Period, the Executive will not be eligible to participate in the Company's Incentive Bonus, Salary Continuation. Long Term Disability, Vacation and Holiday Accrual or Travel Accident Programs.

      (f) During the Termination Settlement Period, the Executive will not be eligible for any additional stock option award grants under the Company's Stock Option Plan or any successor plans. All previously granted stock option awards will vest and be exercisable in accordance with the vesting and exercise terms applicable to employees under the Company's Stock Option Plan. These include the Executive's Stock Option Grants of 12/2/99 and 6/15/00, which would vest on 12/2/00 and 6/15/01 respectively.

      (g) The Executive will retire under the Company's Retirement Plans on January 1,2003. All Termination Settlement Payments described in subparagraphs
(a) and (b)


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above (including any lump sum payment as described in sub-paragraph (b)) will be included for the purpose of calculating his retirement benefits.

      (h) This Agreement shall supersede the Change in Control Employment Agreement and the Change in Control Employment Agreement shall be deemed terminated from and after the date of this Agreement, without any remaining obligation of any party under such agreement.

3. Disparaging Comments

      The Executive will refrain from making statements, written or oral, which denigrate, disparage or defame the goodwill or reputation of the Company Entities and their officers, shareholders, partners, agents and former and current employees and directors. The Company Entities will refrain from making statements, written or oral, which denigrate, disparage or defame the Executive's goodwill or reputation. There is excepted from this provision all statements: 1) necessary to enforce this Agreement, 2) made to one's immediate family, 3) made truthfully as a result of any question required to be answered by law, or 4) made truthfully by one party to this Agreement in response to any statement by the other party to this Agreement that is violative of this paragraph.

4. Confidentiality of this Agreement

      Except as required by law or regulation, or as necessary to enforce this Agreement, none of the parties hereto will disclose the terms of this Agreement, provided that the Executive may disclose such terms to his financial and legal advisors and his spouse and the Company may disclose such terms to selected employees, advisors and affiliates on a "need to know" basis, each of whom shall be instructed by the Executive and thc Company, as the case may be, to maintain the terms of this Agreement in strict confidence in accordance with the


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terms hereof. This provision shall not apply once the Company discloses the terms thereof in any public filings required by the SEC or to the extent disclosed in any proxy statement.

      5. Restrictive Covenants

      (a) The Executive has returned or will immediately return to the Company all Company Information (as defined below), including client lists, files, software, records, computer access codes and instruction manuals which he has in his possession, and agrees not to keep any copies of Company Information. The Executive affirms his obligation to keep all Company Information confidential and not to disclose it to any third party in the future. The term "Company Information" means: (i) confidential information, including information received from third parties under confidential conditions, and (ii) other technical, marketing, business or financial information, or information relating to personnel or former personnel of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interest of the Company; provided, however, that the term "Company Information" shall not include any information that is or became or becomes generally known or available to the public other than as a direct result of a breach of this paragraph by the Executive or any action by the Executive prior to the Termination Date which would have been a breach of the Executive's obligations to the Company in effect at such time. The Executive shall have the right to remove from the offices of the Company any of his personal files that do not contain Company Information.

      (b) The Executive agrees that he will not engage in Competition with the Company during the period commencing on the Termination Date and ending December 31, 2003. "Competition" for the purposes of this Agreement shall mean:


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      (i) becoming directly or indirectly involved, as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, agent, advisor, lender or in any other capacity, in any business engaged, or seeking to become engaged, in the businesses (including operations via the internet) conducted by the Company at any time during the period ending December 31, 2000, in any geographical area in which the Company is at the time engaging in or attempting to engage in such businesses; provided, however, that in no event shall ownership of less than 3% of the outstanding capital stock of any corporation, in and of itself, be deemed Competition if such capital stock is listed on a national securities exchange or regularly traded in an over-the-counter market; and provided, that Executive may become involved in any business in which the Company, at the time of the inception of the Executive's involvement in that business, is not engaged or attempting to become engaged, and Executive may continue said involvement even if the Company at some later date becomes engaged in said business; or

      (ii) soliciting any person who is a customer of the businesses conducted by the Company, on behalf of a business described in clause (i) of this Section 5(b), or inducing or attempting to persuade any employee of the Company or any of its subsidiaries to terminate his or her employment relationship with the Company to work for a business described in clause (i) this Section 5(b).

      (c) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this Section 5 would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of this Section without the necessity of proof of actual damage. With respect to any provision of this Section 5 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby


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agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

      6. Waiver of Other Payments and Benefits

      (a) The compensation and benefits arrangements set forth in this Agreement are in lieu of any rights or claims that the Executive may have with respect to severance or other benefits, or any other form of remuneration from the Company Entities, expenses or attorneys' fees. Notwithstanding the above, this waiver is not intended to deprive the Executive of any benefits or payments he otherwise is or would become entitled to wider the Company's tax qualified retirement plans, 401K plan, supplemental Savings and Retirement plans, retiree medical, retiree life insurance, estate preservation, stock option plans, other retiree benefits or for amounts deferred under the Company's incentive plans.

      7. Information Requests/Cooperation

      The Executive agrees to make himself reasonably available to the Company to respond to requests by the Company for information concerning matters involving facts or events relating to the Company or any other Company Entity that may be within the Executive's knowledge, and to assist the Company and the Company Entities as reasonably requested with respect to pending and future litigations, arbitrations or other dispute resolutions. The Company will reimburse the Executive for his reasonable travel expenses and other costs incurred as a result of his assistance under this Section 7.

      8. No Admission of Wrongdoing

      Nothing contained in this Agreement shall be construed in any way as an admission by any of the parties of any act, practice or policy of discrimination or breach of contract either in violation of applicable law or otherwise.


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      9. Waiver and Release

      (a) In consideration of the payments and benefits set forth in this Agreement, the Executive, for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively "Releasors") does hereby irrevocably and unconditionally release, acquit and forever discharge the Company Entities and their former and current officers, shareholders, partners, agents, and employees and directors, including without limitation all persons acting by, through, under or in concert with any of them all in their capacity as such (collectively, "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, including but not limited to any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination in Employment Act of 1967) (the "ADEA Release"), national origin, religion, disability, or any other protected or unlawful criterion or circumstance, which the Releasors had, now have, or may have in the future, against each or any of the Releasees through the date of the execution of this Agreement. The Executive acknowledges and agrees that if he or any other Releasor should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Releasees with respect to any cause, matter or thing which is the subject of this Section 9(a), this Agreement may be raised as a complete bar to any such action, claim or proceeding, and the applicable Releasee may recover from the Executive all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

      (b) In consideration of the Executive's agreements and covenants set forth in this Agreement, the Company and its subsidiaries (the "Company Releasors") hereby irrevocably


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and unconditionally release, acquit and forever discharge the Executive from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, which the Company Releasors now have, or may have in the future, against the Executive with respect to the Executive the through the date of the execution of this Agreement, other than any claim based upon fraudulent or illegal activity that was not discovered by the Company Releasors until subsequent to the date of execution of this Agreement. The Company Releasors acknowledge and agree that if they should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Executive with respect to any cause, matter or thing which is the subject of this Section 9(b), this Agreement may be raised as a complete bar to any such action, claim or proceeding, and the Executive may recover from the Company Releasors all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

      (c) The mutual releases of the parties contained in this section 9(a) and
(b) above shall not apply to, waive or release (i) claims by either party arising out of this agreement or (ii) the respective rights and claims of the parties pursuant to the officers and directors indemnification provisions contained in the by-laws of the Company Entities. For purposes of clarity it is understood that such indemnification provisions shall cover the actions of the Executive as an officer, director or employee of the Company Entities. The Executive affirms that prior to the execution of this Agreement and the waiver and release in Section 9(a), the Executive was advised by the Company to consult with an attorney of the Executive's choice concerning the terms and conditions set forth herein and has done so, and that the Executive was


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given up to 21 days to consider executing this Agreement, including the ADEA
Release in Section 9(a). The Executive has 7 days following his execution of this Agreement (the "Revocation Period") to revoke the ADEA Release. In the event the Executive revokes the ADEA Release, the Company may cease making the payments set forth in Section 2.

      10. No Reliance

      The Executive represents and acknowledges that, in executing this Agreement, he has not relied upon any representation or statement made by the Company and not set forth herein.

      11. Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof, to the extent not superseded by applicable federal law.

      12. Warranty

      The parties hereto represent and warrant that there exists no impediment or restraint, contractual or otherwise on their power, right or ability to enter into this Agreement and to perform their duties and obligations hereunder or as contemplated hereby.

      13. Taxes

      All payments made to the Executive under this Agreement will be reduced by all income, employment and Medicare taxes required by law to be withheld on such payments. The Company will pay its share of any taxes required by law to be paid by Company as the Executive's employer.


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      14. No Coercion

      The parties hereto represent and acknowledge that they have decided to enter into this Agreement voluntarily, knowingly and without coercion of any kind.

      15. Enforceability

      The parties hereto affirmatively acknowledge that this Agreement, and each of its provisions, is enforceable, and expressly agree not to challenge nor raise any defense against the enforceability of this Agreement or any of its provisions in the future. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. The Executive will be entitled to reimbursement of his reasonable legal fees and related litigation expanses if needed to enforce Executive's rights under this Agreement.

      16. Notices

      All notices, requests, demands and other communication which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; that day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

      If to the Executive, addressed to:

      Michael C. Hawley
      42 Chestnut Street
      Boston, MA 02108

      and


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      Russell F. Conn., Esq.
      Conn Kavanaugh Rosenthal Peisch & Ford, LLP
      Ten Post Office Square
      Boston, MA 02109

      If to the Company, addressed to:

      The Gillette Company,
      4800 Prudential Tower Building,
      Boston Massachusetts 02199
      Attention: General Counsel

      or to such other place and with such other copies as any party may designate as to itself or himself by written notice to the others.

      17. Amendments: Waivers

      This Agreement may not be amended, modified or terminated, except by a written instrument signed by the parties hereto. Any provision of this Agreement may be waived by a written instrument signed by the party to be charged with such waiver.

      18. Successors

      This Agreement shall be binding on the Executive, the Company, and their respective heirs, successors and assigns, including without limitation any corporation or other entity into which the Company may be merged, reorganized or liquidated, or by which may be acquired. The obligations of the Company may be assigned without limitation but in the event of such assignment, the Company shall remain responsible for all of its obligation's under this Agreement, including all payment and benefit obligations in paragraph 2. As the obligations to be performed by the Executive hereunder are unique based upon his skills and qualifications, the Executive's obligations under this Agreement may not be assigned.


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      19. Entire Agreement

      Except as specified herein, this Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

      20. Counterparts.

      This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.


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      IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date and year first written above,

                                        THE GILLETTE COMPANY
                                        --------------------
                                        By:


                                        /s/ Michael C. Hawley
                                        ---------------------
                                        MICHAEL C. HAWLEY


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                                        THE GILLETTE COMPANY
                                        --------------------
                                        By:


                                        /s/ Robert E. DiCenso
                                        ---------------------
                                        Robert E. DiCenso


                                        ---------------------
                                        MICHAEL C. HAWLEY


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